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                                                                    Exhibit 99.3
                                                                    ------------


                         CONSENT OF LIMITED PARTNER OF
                      EVANS WITHYCOMBE RESIDENTIAL, L.P.


This Consent is solicited on behalf of Evans Withycombe Residential, Inc. ("EWR"), the General Partner of Evans Withycombe Residential, L.P., a Delaware limited partnership ("EWRLP").

     Instructions: To consent, withhold consent or abstain with respect to the proposals set forth below, please check the appropriate boxes.

     The undersigned, a holder of units of limited partnership interests of EWRLP, acting with respect to all of the units held by the undersigned, hereby:

1.        [_]    Consents

          [_]    Withholds Consent

          [_]    Abstains


to the contribution of all of the assets (subject to its liabilities) of EWRLP in exchange for units of limited partnership interest in ERP Operating Limited Partnership, an Illinois limited partnership ("ERP"), (the "Asset Contribution") pursuant to that certain Asset Contribution Agreement dated August 27, 1997, by and between ERP and EWRLP ("Asset Contribution Agreement") on the terms and conditions stated therein.

2.        [_]    Consents

          [_]    Withholds Consent

          [_]    Abstains


to the proposed amendment to the EWRLP Partnership Agreement dated August 17, 1994 in the form appended as Appendix B to the Consent Solicitation/Prospectus/Information Statement dated September ___, 1997 which amendment, among other things, (i) allows EQR and ERP to serve as co-general partners of EWRLP upon the effectiveness of the Merger, (ii) adjusts each outstanding EWRLP Unit by one-half to give effect to the exchange of one EWRLP Unit for ERP Units equal to the number of EWRLP Units so exchanged multiplied by 0.5, (iii) eliminates certain restrictions that the EWRLP Partnership Agreement would place upon EQR and ERP as co-general partners of EWRLP, (iv) permits the Asset Contribution pursuant to the Asset Contribution Agreement, (v) permits the liquidation of EWRLP upon the terms contained in the Asset Contribution Agreement and (vi) ratifies the revocation of an amendment adopted on June 18, 1997, by EWR, in its capacity as general partner of EWRLP, to Section 11.2 of the EWRLP
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Partnership Agreement (the "11.2 Amendment"), which amendment EWR intended to propose to the EWRLP limited partners for their approval, but which the EWR Board of Directors concluded was not in the best interests of EWRLP in light of the Merger.



3.        [_]    Consents

          [_]    Withholds Consent

          [_]    Abstains


to the dissolution of EWRLP on the terms and conditions stated in the Asset Contribution Agreement.


THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE CONSENT
SOLICITATION/PROSPECTUS/INFORMATION STATEMENT DATED _____________, 1997.

The undersigned hereby revokes any consent or consents given with respect to the subject matter of this consent.


Dated:________________, 1997        By:
                                        ----------------------------------------

                                        ----------------------------------------
                                                 Please Print Name


                               If held jointly:

                                    By:
                                        ----------------------------------------

                                        ----------------------------------------
                                                 Please Print Name


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THIS CONSENT, WHEN PROPERLY EXECUTED, WILL BE ACTED UPON IN THE MANNER DIRECTED
HEREIN BY THE LIMITED PARTNER. A SIGNED BUT UNMARKED CONSENT CARD WILL BE DEEMED TO CONSENT TO THE PROPOSALS SET FORTH ABOVE.

Please sign exactly as you hold your EWRLP Units. When signing as an attorney, administrator, trustee or guardian, please give your full title. If an interest is jointly held, each holder should sign.